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                                                                   EXHIBIT 99(c)

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION

Avista Corporation
Avista Energy, Inc.                                      Docket No. EL02-115-000
Portland General Electric Company
Enron Power Marketing Inc.

               CHIEF JUDGE'S CERTIFICATION OF CONTESTED SETTLEMENT

                             (Issued July 25, 2003)

TO THE COMMISSION:

1. On January 30, 2003, the FERC Trial Staff (Trial Staff), Avista Corporation d/b/a Avista Utilities ("Avista Utilities") and Avista Energy, Inc. ("Avista Energy") filed an Agreement in Resolution of this Section 206 Proceeding ("Ageement"). The Agreement represents a full and final resolution of the issues related to Avista Utilities and Avista Energy set for hearing on August 13, 2002 in Avista Corporation, et al., 100 FERC P 61,187 ("August 13th Order"). The Agreement is a result of a four-month investigation into the records and practices of Avista Utilities and Avista Energy on the part of the Trial Staff to determine whether Avista Utilities or Avista Energy engaged in trading strategies designed to manipulate the California energy markets in 2000 and 2001, engaged in trading activities in violation of the Commission's rules on affiliate transactions, and responded fully to the Commission's investigative staff March 26, 2003, Final Report on Price Manipulation in Western Markets, Docket No. PA02-2-000 (Final Report). In its investigation the Trial Staff used as its starting point Avista Utilities' June 14, 2002 answer to the Commission's June 4, 2002 Order To Show Cause Why Market-Based Rate Authority Should Not Be Revoked, 99 FERC P 61,272 ("Show Cause Order"). To investigate the questions set for hearing by the Commission: (1) representatives from the Trial Staff met informally with senior executives and employees of Avista Utilities and Avista Energy on numerous occasions at FERC headquarters and by conference call to discuss both companies' operations, and to have questions answered, (2) Avista Utilities and Avista Energy answered several extensive sets of data requests issued by the Trial Staff, (3) representatives from the undertook a Field Audit at the offices of Avista Utilities and Avista Energy to review the books and records of both companies, interview company employees, and observe firsthand how those companies operate, and (4) the Trial Staff issued data requests to Portland General Electric Company ("PGE"), Enron Power Marketing, Inc. ("Enron"), the California Attorney General, and the California Independent System Operator ("Cal

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DOCKET NO. EL02-115-000                                                        2

ISO"), conducted several telephone conference calls with PGE representatives, met with PGE representatives at FERC headquarters, participated in a Field Audit at PGE's offices, and reviewed information relative to Bonneville Power Administration ("BPA"). It is noted that neither City of Tacoma, Washington ("Tacoma") nor the California State Parties (the People of the State of California, ex rel. Bill Lockyer, Attorney General, the California Public Utilities Commission, and the California Electricity Oversight Board) were notified of the meetings between the Trial Staff and Avista Utilities and Avista Energy, nor were they given an opportunity to attend the meetings, review the materials examined, or to comment.

2. On April 9, 2003 the Chief Judge held a further prehearing conference in this case where he ruled that the Proposed Agreement filed on January 31, 2003, could not be certified to the Commission because it appears to be in conflict with the Commission's Final Report--pages ES16 and VI-17 and VI-18--and pages 20, 21, 22, 33, and 34 of the California ISO Report (CAISO Report) of October 4, 2002, Analysis of Trading and Scheduling Strategies Described in Enron Memos. Among other things, the proposed Agreement provides that the Trial Staff investigation found no evidence that any executive or employee of Avista knowingly engaged in or facilitated improper trading strategies, that it found no evidence that Avista engaged in any effort to manipulate the western markets during the year 2000 and 2001, etc., while the March 26, 2003 Final Report and the October 4, 2002 CAISO Report indicated possible misconduct in three areas, ratchet or megawatt laundering, sell back of ancillary services ("get shorty"), and counter-flow revenues from cut schedules in real time. The Chief Judge directed that the Trial Staff file on or before May 15, 2003, a supplement to its investigation report addressing the three issues set forth above and present evidence on the scope of its investigation. He also scheduled a further prehearing conference on May 20, 2003, to discuss whether the settlement, as supplemented, can be certified to the Commission by the Chief Judge.

3. On May 15, 2003 the Trial Staff submitted a Supplemental Report to its investigation report filed as Appendix A (Trial Staff's Initial Report) to the Agreement in Resolution of Section 206 Proceeding filed on January 30, 2003. The Trial Staff's Supplemental Report performed additional analysis with respect to the issues raised by the Chief Judge at the April 9, 2003, further prehearing conference and at the conference on May 20, 2003, and presented testimony describing the scope and extent of its investigation. The Supplemental Report does not alter the Trial Staff's conclusions set forth in the Initial Report appended to the January 30 proposed Agreement. The Trial Staff along with Avista Utilities and Avista Energy strongly urged the Chief Judge to certify the proposed Agreement and the Commission to approve it.

4. The Chief Judge on June 25, 2003, denied the request to certify the settlement to the Commission because there appeared to be unresolved issues of

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DOCKET NO. EL02-115-000                                                        3

material fact. However, on July 24, 2003, the Chief Judge granted reconsideration of June 25th earlier ruling and upon reconsideration found that there were no longer any pending unresolved issues of material fact and that the record in this proceeding is sufficient for the Commission to base a determination on the merits of the settlement. A copy of the July 24, 2003 Order of Chief Judge Granting Reconsideration, Denying Motion for Leave to Take Interlocutory Appeal as Moot, and Cancelling Procedural Schedule is attached hereto and made a part hereof by reference.

BACKGROUND

5. On August 13, 2002, the Commission initiated a section 206 proceeding to investigate Avista Utilities and Avista Energy's activities over the 2000-2001 period for instances of possible misconduct by Avista Utilities, Avista Energy, and two affiliates of Enron Corporation: Enron Power Marketing, Inc. (EPMI), and Portland General Electric Corporation (Portland) (collectively, Enron) to determine whether the misconduct occurred and if so to determine remedies, including possibly refunds and/or revocation of Avista Utilities and Avista Energy's and/or Enron's market-based rate authority (100 FERC P 61,187). The Commission's August 13, 2002 order set for hearing the following three issues:

         i. Whether, and if so the extent to which, Avista Utilities or Avista Energy engaged in or facilitated the trading strategies identified in the Enron Corporation ("Enron") memoranda released by the Commission on May 6, 2002.

         ii. Whether, and if so the extent to which, Avista Utilities or Avista Energy engaged in trading activities that violated the Commission's prohibitions on affiliate sales.

         iii. Whether Avista Utilities and Avista Energy provided all relevant information in the Commission's investigation in Docket No. PA02-2-000.

6. On September 5, 2003, the Chief Judge designated himself as the presiding judge in this case, established Track II procedures, and scheduled a prehearing conference to be held on September 12, 2003. On December 20, 2002, the Chief Judge suspended the established procedural schedule in this proceeding in order to allow the Trial Staff and Avista Utilities and Avista Energy to execute an agreement that would settle the issues relating to Avista Utilities and Avista Energy that were

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DOCKET NO. EL02-115-000                                                        4

set for hearing herein. The Chief Judge on the same date severed the non-Avista third-party transaction issues dealing with market manipulation by Enron Power Marketing, Inc., and Portland General Electric Corporation from this proceeding and consolidated these issues into the proceeding in Portland General Electric Company and Enron Power Marketing, Inc., Docket No. EL02-114-000 for hearing and decision. The Chief Judge further ordered that these issues be heard under Docket No. EL02-115-001.

THE PROPOSED AGREEMENT

TRIAL STAFF INVESTIGATION

7. Section II of the proposed Agreement provides an overview of the investigation undertaken by the Trial Staff after the issuance of the August 13, 2003 Order. Section II states that the Trial Staff engaged in an analysis of all of the facts and circumstances surrounding the transactions that were the subject of the Commission's June 4, 2002 Order To Show Cause Why Market-Based Rate Authority Should Not Be Revoked, 99 FERC P 61,272 ("Show Cause Order"), including, as to those transactions, a review of all relevant trading tapes and accounting documents, and interviews with Avista Utilities personnel. Section II also states that the Trial Staff adopted an expansive view of its investigative mandate with respect to affiliate transactions, and that the Trial Staff examined all transactions in which Avista Utilities or Avista Energy had dealt with Enron or Portland General Electric Company ("PGE"), as well as information on all transactions in which Avista Utilities or Avista Energy engaged in simultaneous buy/sell transactions between other sets of affiliated companies during 2000 and 2001.

8. The proposed Agreement states that the Trial Staff's investigation was conducted in a manner calculated to elicit as much relevant information from Avista Utilities and Avista Energy as possible. The proposed Agreement also states that the investigation began with several informal meetings between the Trial Staff and representatives of both Avista Utilities and Avista Energy, including management and trading personnel, to discuss the operations of both companies, and to answer questions by the Trial Staff in preparation for more formal discovery. As outlined by the proposed Agreement, after the prehearing conference on September 12, 2002, the Trial Staff issued to both Avista Utilities and Avista Energy several detailed discovery requests, which produced a significant amount of information for review by the Trial Staff. Those discovery requests were supplemented by a four-day Field Audit undertaken by the Trial Staff at the corporate offices of Avista Utilities and the corporate offices of Avista Energy, both of which are in Spokane, Washington.

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DOCKET NO. EL02-115-000                                                        5

FINDINGS OF THE INVESTIGATION

9. Section III of the proposed Agreement, and Appendix A of the proposed Agreement, set forth in detail the findings of the Trial Staff's investigation. Specifically, Section III of the proposed Agreement enumerates the following findings:

         - The Trial Staff's investigation found no evidence that any executives or employees of Avista Utilities or Avista Energy knowingly engaged in or facilitated any improper trading strategies.

         - The Trial Staff's investigation found no evidence that Avista Utilities or Avista Energy engaged in any efforts to manipulate the Western energy markets during 2000 and 2001.

         - The responses of Avista Utilities and Avista Energy to the Trial Staff investigation indicated an overall cooperative attitude and response. The Trial Staff did not find that Avista Utilities or Avista Energy withheld relevant information from the Commission's inquiry into the Western energy markets for 2000 and 2001 in Docket No. PA02-2-000.

10. Appendix A, which is cross referenced by Section III of the proposed Agreement, provides a detailed explanation of the basis for the Trial Staff's findings, including an extensive set of citations to information provided to the Trial Staff by Avista Utilities and Avista Energy during the discovery process. Appendix A begins with an explanation of the Trial Staff's conclusion that its investigation found no evidence that any executives or employees of Avista Utilities or Avista Energy knowingly engaged in or facilitated any improper trading strategies or engaged in any efforts to manipulate the Western energy markets during 2000 and 2001. That explanation provides a description of the information examined and the conclusions reached by the Trial Staff with respect to the Enron trading strategies, particularly the "Deathstar" trading strategy, the "Big Foot" trading strategy, and the "Get Shorty" trading strategy, the core business practices of Avista Utilities and Avista Energy, the relationship between Avista Energy and Turlock Irrigation District, the participation by Avista Utilities and Avista Energy in the congestion management markets, the participation by Avista Utilities and Avista Energy in the energy options markets. That part of Appendix A also provides a description of the information examined and the conclusions reached by the Trial Staff with respect to various internal Avista Utilities and Avista Energy operations issues, including the

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DOCKET NO. EL02-115-000                                                        6

maintenance of daily transaction logs by Avista Utilities and Avista Energy, the telephone taping system used by the two companies, the account settlement processes used by Avista Utilities and Avista Energy, the revenues earned by Avista Utilities in the transactions specified by the Show Cause Order, and affiliate transaction questions raised by certain Avista Utilities transactions with Enron.

11. The next part of Appendix A provides an explanation of the Trial Staff's conclusions that neither Avista Utilities nor Avista Energy engaged in any trading activities that violated the Commission's prohibitions on affiliate transactions. That part of Appendix A provides a description of the practice of "sleeving" energy in the Western power markets, outlines the potential concerns about sleeving transactions on the part of the Trial Staff, and concludes that neither Avista Utilities nor Avista Energy engaged in any simultaneous buy/sell transactions with affiliates during the relevant period that circumvented the Commission's rules on affiliate transactions. That part of Appendix A also notes that the Trial Staff examined the separation of functions practices of Avista Utilities and Avista Energy, and that the Trial Staff found that the corporate separations required by the Commission are clear and enforced at the two companies.

12. The final part of Appendix A explains the basis for the Trial Staff's conclusion that there was no evidence that Avista Utilities or Avista Energy withheld relevant information from the Commission's inquiry into the Western energy markets for 2000 and 2001 in Docket No. PA02-2-000. This part of Appendix A also explains that during the investigation in Docket No. EL02-115-000, the responses of both Avista Utilities and Avista Energy indicated an overall cooperative attitude and response.

THE TRIAL STAFF'S SUPPLEMENTAL REPORT

13. The Trial Staff's Supplemental Report, which included the affidavits of Trial Staff witnesses Patrick R. Crowley with accompanying Exhibits S-7 through S-14 (Crowley Affidavit) and Andrew M. Bieltz, addresses the three issues of concern set forth by the Chief Judge. With respect to these issues, the Trial Staff reviewed thousands of calls and hundreds of hours of energy trader recordings. The affidavits explain the complexities of the listening devices, the rationale for selection of certain time periods for review, the amount of time spent listening to these tapes and lists the specific time periods reviewed. The Trial Staff's Supplemental Report, as well as the Initial Report, point out that while confusion was apparent during the conversations related to the Enron-PGE-Avista Utilities transactions, no conversations indicated that Avista Utilities or Avista Energy knowingly colluded with Enron or PGE in any Enron-defined energy trading scheme. Further, with respect to the three schemes addressed in the Supplemental Report and attached

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DOCKET NO. EL02-115-000                                                        7

affidavits, the Trial Staff did not find any conversations of Avista Energy traders related thereto.

RECOMMENDATIONS AND FUTURE ACTIONS

14. The Trial Staff, Avista Utilities, and Avista Energy recommend that the Chief Judge certify the instant proposed Agreement, including the Supplemental Report, to the Commission. They believe that it represents a reasonable resolution of the issues herein.

15. Section IV of the proposed Agreement states that based on the findings of its investigation into the issues set for hearing, Trial Staff does not recommend or advocate any remedial measures be taken against Avista Utilities or Avista Energy under Section 206 of the Federal Power Act, and does not recommend any remedy involving payment of refunds, relinquishment or modification of market-based rate authority, or assessment of penalties. The proposed Agreement also identifies certain other concerns on the part of the Trial Staff, as well as Staff recommendations, and responses on the part of Avista Utilities and Avista Energy. The Trial Staff, Avista Utilities, and Avista Energy have agreed that Avista Utilities and Avista Energy will, inter alia, continue to tape record energy trader conversations, develop further documentation for resolution of accounting disputes with counterparties, and maintain a training program on the applicable FERC Code of Conduct.

16. The Trial Staff recommends that Avista Utilities undertake certain improvements in its taping system. If the industry standard with respect to taping changes, Avista Utilities shall provide 60 days' notice to the Commission if it intends to change to that new industry standard. With regard to electronic transaction recordation in archivable data files, Avista Utilities states that it began to supplement its CASSO accounting system with a double-entry system of recording all transactions entered in both CASSO and RiskWorks, an in-house data collection software package, and that it has just transitioned (as of November 20, 2002) to a more powerful and more accessible data recordation software package called "Nucleus," which replaces the RiskWorks package.

17. The Trial Staff also expresses certain concerns about the Avista Utilities account settlement process. Avista Utilities agrees that it will continue to resolve disputes in accord with the Western Systems Power Pool tariff, document the chain of command for accounting dispute resolution, and develop an internal tracking mechanism for auditing such adjustments. Finally, Avista Utilities and Avista Energy commit to maintaining an annual training program on the applicable FERC

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DOCKET NO. EL02-115-000                                                        8

Code of Conduct for all employees engaged in the trading of electric energy and capacity, and maintaining records of successful completion of each training session.

COMMENTS TO THE PROPOSED AGREEMENT

18. Initial comments to the January 30, 2003, proposed Agreement were filed on February 19, 2003 by the City of Tacoma, Washington (Tacoma) (Tacoma attached the affidavit of Philip J. Movish), the People of the State of California, ex rel. Bill Lockyer, Attorney General ("California AG"), the California Public Utilities Commission ("CPUC") and the California Electricity Oversight Board ("EOB") (collectively "California State Parties"), and by Portland General Electric Company (Portland General). Tacoma and the California State Parties oppose the settlement and request that it be rejected on the grounds that the factual assertions on which the settlement is predicated are unsupported by any witness under oath; that the FERC's Trial Staff had incomplete access to evidence in the custody of the Commission; that it is unclear whether the Trial Staff examined all available evidence; that interveners had no access to certain information in the custody of the Commission and/or the Trial Staff; that the Trial Staff's refusal to provide the results of discovery to other parties denied the participants of due process and equal protection of law; that the absence of Commission published rules and regulations that adequately describe the role of interveners in a Section 206 proceeding initiated by the Commission has resulted in the denial of due process to participants; and that these are these are issues of material fact for which an evidentiary hearing is required. Portland General supports the proposed Agreement and recommends that the Chief Judge certify it to the Commission for approval, but takes issue with the Trial Staff's characterization of circular transactions as either contrary to or potentially contrary to the California Independent System Operator's ("ISO") rules and anti-gaming tariff provisions.

19. Reply Comments were filed on March 3, 2003, by Avista Utilities and Avista Energy (jointly), and by the Trial Staff. The Trial Staff attached the affidavit of Patrick R. Crowley to its reply comments.

20. On April 1, 2003, counsel for Tacoma filed a motion for leave to supplement its comments to include the Commission Investigative Staff's Final Report. On April 8, 2003, Counsel for Avista Utilities and Avista Energy filed an answer to Tacoma's motion. Avista Utilities and Avista Energy do not object to Tacoma submitting this additional material. On April 9, 2003, the Chief Judge made the Final Report an exhibit in the case (Chief Judge's Exhibit 1).

21. As indicated before herein the Chief Judge ruled on April 9, 2003, that the proposed settlement could not be certified because it was in conflict with the

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DOCKET NO. EL02-115-000                                                        9

Commission investigative staff's Final Report. The Chief Judge pointed out that the Final Report found possible misconduct by Avista Utilities and Avista Energy with regard to megawatt laundering or "Ricochet", the sell back of ancillary services or "get shorty", and counterflow revenues from cut schedules in realtime, while the proposed agreement finds that no executive or employee of Avista Utilities or Avista Energy knowingly engaged in or facilitated improper trading strategies or engaged in the manipulation of the Western Markets during the years 2000 and 2001. Under the circumstances the Chief Judge directed the Trial Staff to supplement the Trial Staff Investigative Report and describe the scope of its investigation. The Trial Staff filed a supplement to its investigation report attached to the proposed settlement with affidavits of Andrew Bieltz and Patrick Crowley which were admitted into evidence as Chief Judge exhibits. The Trial Staff presented Mr.Crowley as a witness at the conference before the Chief Judge on May 20, 2003, to summarize the supplement and answer clarifying questions. The Chief Judge gave the parties an opportunity to file comments and reply comments on the said supplement. Comments were filed by Tacoma and by the California State Parties, and reply comments were filed by the Trial Staff and by Avista Utilities and Avista Energy. The California State Parties argue that the Trial Staff supplement does not support the Trial Staff's conclusions that Avista Utilities and Avista Energy did not engage in the three Enron trading strategies in issue herein, and, in general that the Trial Staff's review was inadequate. Tacoma asserts that there are genuine issues of material fact that remain unresolved in this case pointing out the direct contradiction between Trial Staff's unsupported conclusions regarding taped conversations and the specific examples from the transcripts cited in Mr. Movish's affidavit, an opportunity to attend the meetings, review the materials examined, or to comment.

22. The Trial Staff in its reply comments asserts that Tacoma and the California State Parties in their replies to the Staff's Supplemental Report failed to provide any evidence of a genuine issue of material fact supported by an affidavit. The Trial Staff further argues that the comments of Tacoma and the California State Parties are just a baseless attack on the sufficiency of the Trial Staff's review. The Trial Staff again states that the proposed settlement is fair and reasonable and should be certified to the Commission for approval. Avista Utilities and Avista Energy allege that the comments of the California State Parties and Tacoma merely resurrect arguments already made which were discredited by the Trial Staff's investigation and should not be a basis for rejecting the proposed Agreement.

DISCUSSION

23. The Chief Judge, after a thorough review of Chief Judge exhibits 1 through 7; transcripts of the five prehearing conferences, Tr. Pages 1 - 299; the proposed Agreement, the comments and reply comments thereto; the Trial Staff's supplement to the proposed Agreement; the explanatory hearing on the supplemental filing; the

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DOCKET NO. EL02-115-000                                                       10

comments and reply comments of the parties on the supplemental filing, the Trial Staff's July 10, 2003, motion for reconsideration and the Avista Utilities and Avista Energy July 10, 2003, motion for leave to file an interlocutory appeal finds that there are no longer any unresolved issues of material fact remaining in this proceeding; that the Commission Trial Staff's investigation was as thorough and complete as it could possibly be under the circumstances of this case and the other pending Enron cases; that every effort was made to uncover any possible wrongdoing; and that Avista cooperated to the maximum extent in providing information and data. The Chief Judge further finds that the proposed settlement disposes of all issues set for hearing in this proceeding, that it is just, reasonable, and in the public interest.

CERTIFICATION

24. Pursuant to 18 C.F.R.Section 385.602(g), I hereby certify the following for consideration by the Commission:

                  i. The Agreement in Resolution of this Section 206 Proceeding, with the attached FERC Trial Staff Investigation Report, including attachments, filed on January 30, 2003, by the Commission Trial Staff and Avista.

                  ii. The Commission Trial Staff's Supplemental Investigation Report filed on May 15, 2003.

                  iii. Initial Comments filed on February 19, 2003 by Tacoma, the California Parties, and by Portland General.

                  iv. Reply comments filed on March 3, 2003, by Avista Utilities and Avista Energy, and by the Trial Staff.

                  v. Supplemental initial comments on the Supplemental Investigative report filed on May 27, 2003, by Tacoma and by the California Parties.

                  vi. Supplemental reply comments on the Supplemental Investigative report filed on June 3, 2003, by Avista Utilities and Avista Energy and by the Commission Trial Staff.

                  vii. All pleadings, orders and other documents of record in this proceeding.

                  viii. Chief Judge's Exhibits 1 through 7. All of which were identified and admitted into evidence.

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DOCKET NO. EL02-115-000                                                       11

                  ix. The transcript of conferences held herein, consisting of Volumes 1 through 5, pages 1 through 299.

                                                 Curtis L. Wagner, Jr.
                                                 Chief Administrative Law Judge